Exhibit 23.4

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)



January 24, 2003

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I have issued my report dated April 15, 2002 accompanying the financials statements of CareDecision Corporation (formerly ATR Search Corporation) on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of CareDecision Corporation (formerly ATR Search Corporation) on Form S-8 (File No. 000-33187, filed on or about January 24, 2003).

Signed,

/s/ Brad Beckstead

G. Brad Beckstead, CPA


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